GEE Group



Investor Presentation

April 6, 2026

Disclaimer

GEE Group

This document does not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation in such jurisdiction.

This presentation speaks as of its date. The information presented or contained in this presentation is subject to change without notice and its accuracy is not guaranteed. Neither the delivery of this presentation nor any further discussion of GEE Group Inc. (the "Company") or any of its affiliates, shareholders, officers, directors, employees, agents or advisors with any of the recipients shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

This presentation does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. Accordingly, none of the Company or any of their respective affiliates, directors, officers, employees or advisers or any other person shall be liable for any direct, indirect or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation and any such liability is expressly disclaimed.

The Company discloses certain non-GAAP financial measures in its investor presentations such as this one, which may include non-GAAP EBITDA, and non-GAAP Adjusted EBITDA and/or Free Cash Flow. Management and the board of directors use and refer to these non-GAAP financial measures internally as a supplement to GAAP financial information for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs; and also believe that these are useful financial measures used by investors.

Non-GAAP EBITDA is defined as Net Income before interest, taxes, depreciation and amortization. Non-GAAP Adjusted EBITDA is defined as EBITDA, adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, gains or losses on extinguishment of debt and noncash goodwill impairment charges. Non-GAAP Free Cash Flow is defined as Cash Flow from Operating Activities, less capital expenditures. Non-GAAP EBITDA, Adjusted EBITDA and Free Cash Flow are not terms defined by GAAP and, as a result, the Company's measure of them might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to Net Income (Loss) reported in the Consolidated Statements of Operations, cash and cash flows reported in the Consolidated Statements of Cash Flows, or other measures of financial performance, as reflected on the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in the Company's Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for their respective periods filed with the Securities and Exchange Commission (the "SEC"), which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results.

Reconciliations of Net Loss to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, and pro-forma non-GAAP AEBITDA (FQE 12/31/25 and Annualized), appear on slide 8, together with similar information presented in various footnotes these and other slides, form integral parts of this investor presentation.

Investment Highlights

GEE Group

- **Professional Staffing Platform:** Exclusively focused on high-value professional verticals (IT, engineering, finance and accounting, legal, energy, and healthcare) where gross margins structurally exceed those of light industrial staffing.
- **Strong Balance Sheet:** $20.1M cash, no debt, and $4.8M operating working capital.
- **High Gross Margins Combined with SG&A Operating Leverage:** 36% gross margins exceed those of industry peers. $3.8M in permanent SG&A reductions implemented during late FY2025.
- **Scalable Multi-Brand Architecture:** 15+ brands across 6 verticals and 19 offices in 10 states, enabling cross-selling and tuck-in acquisitions without incremental overhead.
- **Cyclical Recovery Optionality:** Professional staffing volumes near cyclical lows with conditions stabilizing. Recovery flows directly through a leaner cost structure.
- **AI-Enabled Recruiting & Sales:** We believe GEE is positioned to benefit from AI-enabled efficiencies in recruiting and sales, which can increase overall throughput without requiring proportional additions to headcount. Although, the AI-driven shift in market dynamics has negatively affected several of GEE's legacy sectors, much of the negative impact appears to have already been absorbed.

GEE Group Overview

- Originally formed in Chicago from a lineage of employment agencies dating back to 1893
- Through multiple acquisitions (during 2015-2017) combined with the divestiture of industrial staffing (in 2025), GEE Group has transformed from a predominantly industrial staffing business to a higher bill rate, higher margin professional staffing business led by IT staffing
- In 2020, and again in 2021, the Company de-levered, eliminating over $120M in debt
- GEE Group has exercised discipline and resilience throughout this prolonged period of post-pandemic industry softness by exercising strict cost management, accumulating significant excess cash, and maintaining a strong balance sheet
- In March 2026, the Company announced that it is evaluating strategic alternatives and has hired Roth Capital Partners as its financial advisor to lead the process

RESILIENCE MISSION: PROTECT AND GROW JOB ASSETS AND SHAREHOLDER VALUE

JOB's Acquisitions

GEE Group

Company	Date	Overview	Rationale
General Employment / SCRIBE SOLUTIONS	Mar-15	Offers professional and light industrial staffing as a publicly traded company (NYSE American: JOB)	Merger with Scribe Solutions, a provider of highly trained medical scribes, with General Employment established a public staffing platform with access to capital markets for executing a roll-up strategy
AGILE	Aug-15	Provides IT staffing solutions and IT consulting services across many industry verticals	Entered the greater Atlanta marketplace and the high-end IT staffing services and solutions vertical
ACCESS DATA	Oct-15	Provides high-end IT consulting and contract staffing services from offices in the greater Denver area	Expands geographic footprint in the West and adds significant recruiting and sales talent in the IT staffing sector
PALADIN	Jan-16	Offers staffing services and workforce solutions in IT, finance and accounting, engineering, office support and government service	Added MSP, VMS & RPO[1] service capability in the IT and professional staffing sector, as well as expanded the geographic footprint in Texas, Washington DC Metro and nationwide
SNI COMPANIES	Apr-17	Specializes in professional placement and staffing for finance and accounting, IT and office support professionals	Nearly doubled Company size and significantly increased scale, providing a super-regional platform with increased service offerings and an expanded geographic footprint
HORNET STAFFING	Jan-25	Offers staffing services and workforce solutions through participation in large MSP[3] and VMS[3] sourced clients, principally in IT and office support	Our acquisition of Hornet Staffing brought what are now two of GEEs largest accounts, experienced leaders and staff, and our first offshore recruiting platform and resources

(1) MSP – Managed Service Provider; VMS – Vendor Management System; RPO – Recruitment Process Outsourcing.

Acquisition Opportunities and Criteria

Robust platform with the infrastructure and scalability to expand rapidly through acquisitions

Platform for Strategic Acquisitions

- Acquisition-driven growth augments organic growth opportunities for each brand
- We believe that GEE is an excellent platform for acquisitions with an entrepreneurial culture and strong and tenured management team that offers an attractive "home" for targets
- We believe that GEE Group has a scalable business model and infrastructure
- We believe that GEE is well positioned to return to acquisition growth

Selective Acquisition Criteria

- ✓ Focus on IT, Professional Sectors and "AI"
- ✓ Well managed with experienced operators
- ✓ High gross & EBITDA margins
- ✓ Consistent revenue growth
- ✓ **ACCRETIVE TO EARNINGS**
- ✓ Limited enterprise risk and extensive due diligence
- ✓ Pricing commensurate with profitability and growth
- ✓ Funding: cash, seller and bank financing, earn-outs, stock (last)

The Consolidation Opportunity



$6.0bn in Revenue
~150 Companies
$200mm in Revenue
GEE Group
$20mm in Revenue
~15,000 Companies
Adecco
Manpower
ALLEGIS
randstad
KELLY SERVICES
Robert Half
ASGN
KFORCE

Top 150 Companies = ~50% of U.S. Market Revenue

All Others = ~50% of U.S. Market Revenue

JOB has not used and does not intend to use undervalued stock as consideration in acquisitions


GEE Group
Financial Highlights
Fiscal First Quarter 2026

Fiscal Quarters Ended December 31, 2025 and 2024

GEE Group

$ in thousands	FQE 12/31/25	FQE 12/31/24
Revenue		
Permanent placement revenues	$2,716	$2,511
Contract services sevenue	17,800	21,514
Total revenue	**20,516**	**24,025**
Cost of revenue	13,111	16,099
Gross profit	**7,405**	**7,926**
Gross margin	***36.1%***	***33.0%***
SG&A	7,708	$8,438
SG&A % of Revenue	*37.6%*	*41.1%*
Depreciation and amortization	106	260
Total operating income	(409)	(772)
Interest income	128	155
Interest expense	65	66
Other income	196	
Loss from Continuing Ops before income taxes	(150)	(684)
Income tax provision		
Loss from Cont. Ops	**(150)**	**(684)**
Loss from Discontinued Ops, net of taxes		(8)
Net loss	**($150)**	**($692)**
Non-GAAP EBITDA reconciliation:		
Depreciation and amortization	$106	$260
Other expense (income)	(259)	(88)
Non-GAAP EBITDA	**(303)**	**(512)**
Non-GAAP EBITDA Margin	***-1.5%***	***-2.5%***
Non-cash equity-based comp.	113	118
Restr., acq. & non-recur. costs	93	91
Non-GAAP Adjusted EBITDA	**($97)**	**($303)**
Non-GAAP AEBITDA Margin	***-0.5%***	***-1.5%***

HIGHLIGHTS

- Adj. EBITDA loss narrowed to $(97K) vs. $(303K) in the prior-year period
- Revenue from Permanent Placement Services (100% GM) grew 8%
- 73% (or $2.7M) of the $3.7M YoY decline in Contract Services revenue was attributable to the acquisition of a large, low-margin client and transition of our former business to an affiliate of the acquirer
- Gross margin improved 310 bps YoY to 36.1%
- SG&A as a % of revenue decreased to 37.6% (from 41.1% in the prior-year period)
- Management implemented an estimated $3.8 million in annualized SG&A reductions during late-fiscal 2025, of which ~ $0.7M was realized in the first fiscal quarter ended December 31, 2025
- Despite a pullback in revenue, GEE has acted decisively to improve profitability and maintain positive cash flow during the industry downturn
- We believe that the Company is well positioned for a staffing industry recovery / cycle upturn

Revenue Mix(1)


Engineering and Other
4%
FA&O(2)
40%
Information Technology
56%


Direct Hire
13%
Contract Services
87%

(1) Revenue mix is measured using results for the fiscal quarter ended December 31, 2025.
(2) "FA&O" is the acronym for finance, accounting and office placements.

High value professional verticals led by IT w/ meaningful direct hire component w/ 100% gross margins

Balance Sheet Strength

GEE Group

PRE-PANDEMIC (3/31/2020) — FROM



Other LT assets 5%
Cash 2%
Other current assets 16%
GW and Intangibles 77%

ASSETS

CASH $2M, 2%

GW / Int. $93M, 77%

Other $25.4M, 21%

Current ratio, 1.8-to-1



SHs Equity 1%
Current liabilities 10%
Mezz Debt 23%
Other LT liabilities 4%
Long term debt 62%

LIABILITIES & SH'S EQUITY

SHs Equity, $2M, 1%

Mezz/LT debt, $103MM, 85%

Other $12.7M, 14%

TO — DECEMBER 31, 2025



Other LT assets 7%
Cash 34%
GW and Intangibles 43%
Other current assets 16%

ASSETS

CASH $20M, 34%

GW / Int. $25M, 43%

Other $13.5M, 23%

Current ratio, 5.3-to-1



Current liabilities 9%
Other LT liabilities 6%
SHs Equity 85%

LIABILITIES & SH'S EQUITY

SHs Equity, $50M, 85%

Mezz/LT debt, $0, 0%

Other $9M, 15%

Cash from 2% to 34% of assets; LT debt from 85% to 0%, and stockholders' equity from 1% to 85% of liabilities and equity

Cash

($ in millions)


$7.4
$9.9
$12.1
$14.2
$17.5
$18.8
$18.5
$20.1
$20.7
$22.5
$19.9
$21.2
$19.6
$20.8
$19.7
$18.5
$18.6
$21.4
$20.1
Q3 '21
Q4 "21
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24
Q3 '24
Q4 '24
Q1 '25
Q2 '25
Q3 '25
Q4 '25
Q1 '26

Consistently producing / maintaining free cash flow since completion of deleveraging

Current Conditions and Performance Outlook

GEE Group

- Despite the most challenging industry conditions of the past decade, GEE has successfully protected the intrinsic value of its operating assets and businesses throughout
- GEE eliminated ~ $3.8 million in SG&A in late-fiscal 2025 and has approximately $2.0M in additional near-term cost reductions on the drawing board, if needed
- Internally, GEE is undergoing upgrades to its key operating and financial systems, including strategic AI enhancements, which will further integrate systems, improve production and productivity, and provide significant efficiencies and even more cost savings
- GEE continues to enjoy above-average gross margins with a substantial portion of its businesses in highly desirable professional verticals led by IT
- We believe GEE producers and recruiters are among the best in the business, and have an average tenure in the business of 8.1 years and average annual production PDAs ("per desk average" gross profit) of $242K per producer

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, provides medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Contact:
GEE Group Inc.
Kim Thorpe
630.954.0400

SOURCE: GEE Group Inc.